Exhibit xxxviii                   BY-LAWS
                                          OF
                                 STREET RETAIL, INC.


                                     ARTICLE  I

                                       OFFICES

              The Corporation may have such office(s) at such place(s), both within and without the State of Maryland, as the Board of Directors from time to time determines or as the business of the Corporation from time to time requires.

                                     ARTICLE  II

                             MEETINGS OF THE STOCKHOLDERS

              Section 1.       Annual Meetings.         Annual meetings of the
     Stockholders shall be held at 10:00 a.m. on the 1st day of May (beginning in the year 1995) if not a legal holiday, then on the next secular day following, or at such other date and time during the month of May and at such place (within or without the State of Maryland) as is designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting the stockholders shall elect a Board of Directors and shall transact such other business as may properly be brought before the meeting.

              Section 2.       Special Meetings.        Unless otherwise
     prescribed by law, the Articles of Incorporation or these By-laws, special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, if any, or by the President or Secretary upon the written request of a majority of the total number of directors of the Corporation or of holders owning not less than twenty-five percent (25%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at any such meeting. Requests for special meetings shall state the purpose or purposes of the proposed meeting.

              Section 3.       Notices of Annual and Special Meetings.

                                       (a)      Except as otherwise provided by
     law, the Articles of Incorporation or these By-laws, written notice of any annual or special meeting of the stockholders shall state the place, date and time thereof and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and shall be given to each stockholder of record entitled to vote at such meeting not less than ten
     (10) nor more than ninety (90) days prior to the meeting.


     DC-185613.2

     *  As adopted by the Board of Directors on December 20, 1994.

                                       (b)      Notice of any meeting of
     stockholders (whether annual or special) to act upon an amendment of the Articles of Incorporation, a reduction of stated capital or a plan of merger, consolidation or sale of all or substantially all of the Corporation's assets shall be given to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than ninety (90) days before the date of such meeting. Any such notice shall be accompanied by a copy of the proposed amendment or plan of reduction, merger, consolidation or sale.

              Section 4.       List of Stockholders.    At least ten (10) days
     (but not more than fifty (50) days) before any meeting of the stockholders, the officer or transfer agent in charge of the stock transfer books of the Corporation shall prepare and make a complete alphabetical list of the stockholders entitled to vote at such meeting, which list shows the address of each stockholder. The list so prepared shall be maintained at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and shall be open to inspection by any stockholder, for any purpose germane to the meeting, during ordinary business hours during a period of no less than ten (10) days prior to the meeting. The list also shall be produced and kept open at the meeting (during the entire duration thereof) and, except as otherwise provided by law, may be inspected by any stockholder or proxy of a stockholder who is present in person at such meeting.

              Section 5.       Presiding Officers; Order of Business.

                                       (a)      Meetings of the stockholders
     shall be presided over by the Chairman of the Board, if any, or, if the Chairman is not present (or, if there is none), by the President, or, if the President is not present, by a Vice President, or if a Vice President is not present, by such person who is chosen by the Board of Directors, or, if none, by a chairperson to be chosen at the meeting by stockholders present in person or by proxy who own a majority of the shares of capital stock of the Corporation entitled to vote and represented at such meeting. The secretary of meetings shall be the Secretary of the Corporation, or, if the Secretary is not present, an Assistant Secretary, or if an Assistant Secretary is not present, such person as may be chosen by the Board of Directors, or, if none, by such person who is chosen by the Chairperson at the meeting.

                                       (b)      The following order of business,
     unless otherwise ordered at the meeting by the Chairperson thereof, shall be observed as far as practicable and consistent with the purposes of the meeting:
                                       (1)      Call of the meeting to order.

                                       (2)      Presentation of proof of mailing
                                                of notice of the meeting and, if

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                                                the meeting is a special
                                                meeting, the call thereof.

                                       (3)      Presentation of proxies.

                                       (4)      Determination and announcement
                                                that a quorum is present.

                                       (5)      Reading and approval (or waiver
                                                thereof) of the minutes of the
                                                previous meeting.

                                       (6)      Reports, if any, of officers.

                                       (7)      Election of directors, if the
                                                meeting is an annual meeting or
                                                a meeting called for such
                                                purpose.

                                       (8)      Consideration of the specific
                                                purpose or purposes for which
                                                the meeting has been called
                                                (other than the election of
                                                directors).

                                       (9)      Transaction of such other
                                                business as may properly come
                                                before the meeting.

                                       (10)     Adjournment.

              Section 6.       Quorum; Adjournments.

                                       (a)      The holders of a majority of the
     shares of capital stock of the Corporation issued and outstanding and entitled to vote at any given meeting present in person or by proxy shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of the stockholders, except as otherwise provided by law or by the Articles of Incorporation.

                                       (b)      If a quorum is not present in
     person or by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a quorum is present in person or by proxy.

                                       (c)      Even if a quorum is not present
     in person or by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time for good cause, without notice of the adjourned meeting if the time and place thereof are

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     announced at the meeting at which the adjournment is taken, until a date which is not more than thirty (30) days after the date of the original meeting.

                                       (d)      Any business which might have
     been transacted at a meeting as originally called may be transacted at any meeting held after adjournment as provided in this Section 6 at which reconvened meeting a quorum is present in person or by proxy. Anything in paragraph (b) of this Section 6 to the contrary notwithstanding, if an adjournment is for more than thirty (30) days, or if after an adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

              Section 7.       Voting.

                                       (a)      At any meeting of stockholders
     every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or by the Articles of Incorporation, each stockholder of record shall be entitled to one vote (on each matter submitted to a vote) for each share of capital stock registered in his, her or its name on the books of the Corporation.

                                       (b)      All elections of directors, and
     except as otherwise provided by law or by the Articles of Incorporation, all other matters, shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such other matters.

              Section 8.       Action by Consent.       Any action required or
     permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent in lieu of such meeting, which consent sets forth the action so taken, is signed before or after such action by all of the stockholders entitled to vote with respect to the subject matter thereof. All written consents shall be filed with the minutes of the stockholders.

                                     ARTICLE  III

                                      DIRECTORS

              Section 1.       General Powers; Number: Tenure.   The business
     and affairs of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all powers of the Corporation and perform or authorize the performance of all lawful acts and things which are not by law, the Articles of Incorporation or these By-laws directed or required to be exercised or performed by the stockholders. The number of directors of the Corporation shall be not less than three (3) nor more fifteen (15) provided, however, that if there is stock outstanding and so long as there are less than three stockholders, the number of directors may be less than three but not less than the number of stockholders. The directors shall be elected at the annual meeting of the stockholders

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     (except as otherwise provided in Section 2 of this Article  III), and each director elected shall hold office until the next succeeding annual meeting of the stockholders or until his successor has been elected and has qualified. Directors need not be stockholders nor residents of the State of Maryland.

              Section 2.       Vacancies.       The stockholders may elect a
     successor to fill a vacancy on the Board of Directors which results from the removal of a director. A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors. A majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. Every director chosen to fill a vacancy as in this Section 2 provided shall hold office until the next annual meeting of the stockholders or until his successor has been elected and has qualified.

              Section 3.       Removal; Resignation.

                                       (a)      Except as otherwise provided by
     law, the Articles of Incorporation or these By-laws, at any meeting of the stockholders called expressly for such purpose any director may be removed, with or without cause, by a vote of stockholders holding a majority of the shares issued and outstanding and entitled to vote at an election of directors.

                                       (b)      Any director may resign at any
     time by giving written notice to the Board of Directors, the Chairman of the Board, the President, or the Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors or the designated officer. A resignation need not be accepted in order for it to be effective.

              Section 4.       Place of Meetings.       The Board of Directors
     may hold both regular and special meetings either within or without the State of Maryland, at such place as the Board from time to time deems advisable.

              Section 5. Annual Meeting. The annual meeting of each newly elected Board of Directors shall be held as soon as is practicable (but in no event more than ten (10) days) following the annual meeting of stockholders, and no notice to the newly elected directors of such meeting shall be necessary for such meeting to be lawful, provided a quorum is present thereat.

              Section 6.       Regular Meetings.        Additional regular
     meetings of the Board of Directors may be held without notice, at such time and place as from time to time may be determined by the Board of Directors.



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              Section 7.       Special Meetings.        Special meetings of the
     Board of Directors may be called by the Chairman of the Board or by the President or by any two (2) directors upon two (2) days' notice to each director if such notice is delivered personally or sent by telegram, or upon five (5) days' notice if sent by mail.

              Section 8.       Quorum; Adjournments.    A majority of the
     number of directors then in office shall constitute a quorum for the transaction of business at each and every meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may otherwise specifically be provided by law, the Articles of Incorporation or these By-laws. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

              Section 9.       Compensation.    Directors shall be entitled to
     such compensation for their services as directors as from time to time may be fixed by the Board of Directors and in any event shall be entitled to reimbursement of all reasonable expenses incurred by them in attending directors' meetings. Any director may waive compensation for any meeting. No director who receives compensation as a director shall be barred from serving the Corporation in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.

              Section 10.      Action by Consent.       Any action required or
     permitted to be taken at any meeting of the Board of Directors may be taken without a meeting and without prior notice if a written consent in lieu of such meeting which sets forth the action so taken is signed either before or after such action by all directors. All written consents shall be filed with the minutes of the Board's proceedings.

              Section 11.      Meetings by Telephone or Similar
     Communications. The Board of Directors may participate in meetings by means of conference telephone or similar communications equipment, whereby all directors participating in the meeting can hear each other at the same time, and participation in any such meeting shall constitute presence in person by such director at such meeting. A written record shall be made of all actions taken at any meeting conducted by means of a conference telephone or similar communications equipment.


                                     ARTICLE  IV

                                     COMMITTEES

              Section 1.       Executive Committee.

                                       (a)      By resolution duly adopted by a
     majority of the whole Board, the Board of Directors may designate two or

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     more directors to constitute an Executive Committee.  One of such directors shall be designated as Chairman of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his term as a director, or until his earlier resignation from the Executive Committee, in either case unless sooner removed as a member of the Executive Committee or as a director by any means authorized by these By-laws.

                                       (b)      The Executive Committee shall
     have and may exercise all of the rights, powers and authority of the Board of Directors, except as expressly limited by the General Corporation Law of the State of Maryland, as amended from time to time.

                                       (c)      The Executive Committee shall
     fix its own rules of procedure and shall meet at such time and at such place or places as may be provided by its rules. The Chairman of the Executive Committee, or, in the absence of a Chairman a member of the Executive Committee chosen by a majority of the members present, shall preside at meetings of the Executive Committee, and another member thereof chosen by the Executive Committee shall act as Secretary. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members thereof shall be required for any action of the Executive Committee. The Executive Committee shall keep minutes of its meetings and deliver such minutes to the Board of Directors.

              Section 2.       Other Committees.        The Board of Directors,
     by resolution duly adopted by a majority of directors at a meeting at which a quorum is present, may appoint such other committee or committees as it shall deem advisable and with such limited authority as the Board of Directors shall from time to time determine.

              Section 3.       Other Provisions Regarding Committees.

                                       (a)      The Board of Directors shall
     have the power at any time to fill vacancies in, change the membership of, or discharge any committee.

                                       (b)      Members of any committee shall
     be entitled to such compensation for their services as such as from time to time may be fixed by the Board of Directors and in any event shall be entitled to reimbursement of all reasonable expenses incurred in attending committee meetings. Any member of a committee may waive compensation for any meeting. No committee member who receives compensation as a member of any one or more committees shall be barred from serving the Corporation in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.

                                       (c)      Unless prohibited by law, the
     provisions of Section 10 ("Action by Consent") and Section 11 ("Meetings by Telephone or Similar Communications") of Article III shall apply to all committees from time to time created by the Board of Directors.

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                                     ARTICLE  V

                                       OFFICERS

              Section 1.       Positions.       The officers of the Corporation
     shall be chosen by the Board of Directors and shall consist of a President, one or more Vice Presidents (if and to the extent required by law or if not required, if the Board of Directors from time to time appoints a Vice President or Vice Presidents), a Secretary and a Treasurer. Only the President need be a director. The Board of Directors also may choose a Chairman of the Board, one or more Assistant Secretaries and/or Assistant Treasurers and such other officers and/or agents as the Board from time to time deems necessary or appropriate. The Board of Directors may delegate to the President of the Corporation the authority to appoint any officer or agent of the Corporation and to fill a vacancy other than the Chairman of the Board, President, Secretary or Treasurer. The election or appointment of any officer of the Corporation in itself shall not create contract rights for any such officer. All officers of the Corporation shall exercise such powers and perform such duties as from time to time shall be determined by the Board of Directors. Any two or more offices may be held by the same person except the offices of President and Secretary and of President and Vice President.

              Section 2. Term of Office; Removal. Each officer of the Corporation shall hold office at the pleasure of the Board and any officer may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office, provided that any officer appointed by the President pursuant to authority delegated to the President by the Board of Directors may be removed, with or without cause, at any time whenever the President in his or her absolute discretion shall consider that the best interests of the Corporation shall be served by such removal. Removal of an officer by the Board or by the President, as the case may be, shall not prejudice the contract rights, if any, of the person so removed. Vacancies (however caused) in any office may be filled for the unexpired portion of the term by the Board of Directors (or by the President in the case of a vacancy occurring in an office to which the President has been delegated the authority to make appointments).

              Section 3.       Compensation.    The salaries of all officers of
     the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that he also receives from the Corporation compensation in any other capacity.

              Section 4.       Chairman of the Board.   The Chairman of the
     Board (if the Board of Directors so deems advisable and selects one) shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties as from time to time may be assigned to him or her by the Board. The Chairman of the Board, if present, shall preside at all meetings of the stockholders and all meetings of the Board of Directors.

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              Section 5.       President.       The President shall be the chief
     executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents. In general, the President shall perform all duties incident to the office of President of a stock corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. Unless otherwise prescribed by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At any such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses and has the power to exercise. The Board of Directors from time to time may confer like powers upon any other person or persons.

              Section 6.       Vice Presidents.         In the absence or
     disability of the President, the Vice President, if any (or in the event there is more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of the election), shall perform the duties and exercise the powers of the President. The Vice President(s) also generally shall assist the President and shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.

              Section 7.       Secretary.       The Secretary shall attend all
     meetings of the Board of Directors and of the stockholders and shall record all votes and the proceedings of all meetings in a book to be kept for such purposes. The Secretary also shall perform like duties for the Executive Committee or other committees, if required by any such committee. The Secretary shall give (or cause to be given) notice of all meetings of the stockholders and all special meetings of the Board of Directors and shall perform such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board or the President. The Secretary shall have custody of the seal of the Corporation, shall have authority (as shall any Assistant Secretary) to affix the same to any instrument requiring it, and to attest the seal by his or her signature. The Board of Directors may give general authority to officers other than the Secretary or any Assistant Secretary to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

              Section 8.       Assistant Secretary.     The Assistant
     Secretary, if any (or in the event there is more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary. The Assistant Secretary (ies) shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.


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              Section 9.       Treasurer.       The Treasurer shall have the
     custody of the corporate funds, securities, other similar valuable effects, and evidences of indebtedness, shall keep books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as from time to time may be ordered by the Board of Directors from time to time and shall render to the Chairman of the Board, the President and the Board of Directors, at regular meetings of the Board or whenever any of them may so require, an account of all transactions and of the financial condition of the Corporation.

              Section 10.      Assistant Treasurer.     The Assistant
     Treasurer, if any (or in the event there is more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election), in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer. The Assistant Treasurer(s) shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors.


                                     ARTICLE  VI

                                       NOTICES

              Section 1. Form; Delivery. Any notice required or permitted to be given to any director, officer, stockholder of committee member shall be given in writing, either personally or by first-class mail with postage prepaid, in either case addressed to the recipient at his or her address as it appears in the records of the Corporation. Personally delivered notices shall be deemed to be given at the time they are delivered at the address of the named recipient as it appears in the records of the Corporation, and mailed notices shall be deemed to be given at the time they are deposited in the United States mail. Notice to a director also may be given by telegram sent to his address as it appears on the records of the Corporation and shall be deemed given at the time delivered at such address.

              Section 2.       Waiver; Effect of Attendance.     Whenever any
     notice is required to be given by law, the Articles of Incorporation or these By-laws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be the equivalent of the giving of such notice. In addition, any stockholder who attends a meeting of stockholders in person, or who is represented at such meeting by a proxy, or any director or committee member who attends a meeting of the Board of Directors or a committee thereof shall be deemed to have had timely and proper notice of the meeting, unless such stockholder (or his or her proxy) or director or committee member attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.


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                                     ARTICLE  VII

                    INDEMNIFICATION AND EXCULPATION: TRANSACTIONS
                               WITH AFFILIATED PERSONS

              Section 1. Indemnification and Exculpation. Reference is hereby made to Section 2-418 of the General Corporation Law of the State of Maryland (or any successor provision thereto). The Corporation shall indemnify each person who may be indemnified (the "Indemnitees") pursuant to such section, to the full extent permitted thereby. In each and every situation where the Corporation may do so under such section, the Corporation hereby obligates itself to so indemnify the Indemnitees, and in each case, if any, where the Corporation must make certain investigations on a case-by-case basis prior to indemnification, the Corporation hereby obligates itself to pursue such investigations diligently, it being the specific intention of these By-laws to obligate the Corporation to indemnify each person whom it may indemnify to the fullest extent permitted by law at any time and from time to time. To the extent not prohibited by Section 2-418 of the General Corporation Law of the State of Maryland (or any other provision of the General Corporation Law of the State of Maryland), the officers and directors of the Corporation shall not be liable to the Corporation for any mistake or misjudgment, negligence or otherwise, except for their own individual willful misconduct or bad faith.

              Section 2. Common or Interested Officers and Directors.The officers and directors shall exercise their powers and duties in good faith and with a view to the best interests of the Corporation. No contract or other transaction between the Corporation and one or more of its officers or directors, or between the Corporation and any corporation, firm, association, or other entity in which one or more of the officers or directors of the Corporation are officers or directors, or are pecuniarily or otherwise interested, shall be either void or voidable because of such common directorate, officership or interest, because such officers or directors are present at the meeting of the Board of Directors or any committee thereof which authorizes, approves or ratifiers the contract or transaction, or because his, her or their votes are counted for such purpose, if (unless otherwise prohibited by law) any of the conditions specified in the following paragraphs exist:

                                       (a)      the material facts of the common
     directorate or interest or contract or transaction are disclosed or known to the Board of Directors or Committee thereof and the Board or Committee authorizes or ratifiers such contract or transaction in good faith by the affirmative vote of a majority of the disinterested directors, even though the number of such disinterested directors may be less than a quorum; or

                                       (b)      the material facts of the common
     directorate, interest, contract or transaction are disclosed or known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or


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                                       (c)      the contract or transaction is
     fair and commercially reasonable to the Corporation at the time it is authorized, approved or ratified by the Board, a committee thereof, or the stockholders, as the case may be.

     Common or interested directors may be counted in determining whether a quorum is present at any meeting of the Board of Directors or committee thereof which authorizes, approves or ratifiers any contract or transaction, and may vote thereat to authorize any contract or transaction with like force and effect as if he, she or they were not such officers or directors of such other corporation or were not so interested.

                                    ARTICLE  VIII

                                  STOCK CERTIFICATES

              Section 1.       Form; Signatures.        Each stockholder who
     has fully paid for any stock of the Corporation shall be entitled to receive a certificate representing such shares, and such certificate shall be signed by the Chairman of the Board (if any) or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Signatures on the certificate may be facsimile, in the manner prescribed by law. Each certificate shall exhibit on its face the number and class (and series, if any) of the shares it represents. Each certificate also shall state upon its face the name of the person to whom it is issued and that the Corporation is organized under the laws of the State of Maryland. Each certificate may (but need not) be sealed with the seal of the Corporation or facsimile thereof. In the event any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer, transfer agent or registrar before the certificate is issued, the certificate nevertheless may be issued by the Corporation with the same effect as if such person were such officer at the date of issue of the certificate. All stock certificates representing shares of capital stock which are subject to restrictions on transfer or to other restrictions may have imprinted thereon a notation of such restriction.

              Section 2.       Registration of Transfer.         Upon surrender
     to the Corporation or to any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation, or its transfer agent, shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporation's books.

              Section 3. Registered Stockholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions (to the extent otherwise distributable or distributed), to vote (in the case of voting stock) as such owner, and to hold liable for calls and

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     assessments a person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person. The Corporation (its transfer agent) shall not be required to send notices or dividends to a name or address other than the name or address of the stockholders appearing on the stock ledger maintained by the Corporation (or by the transfer agent or registrar, if any), unless any such stockholder shall have notified the Corporation (or the transfer agent or registrar, if any), in writing, of another name or address at least ten (10) days prior to the mailing of such notice or dividend.

              Section 4.       Record Date.     In order that the Corporation
     may determine the stockholders of record who are entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to express written consent to corporate action in lieu of a meeting, (iii) to receive payment of any dividend or other distribution, or (iv) to allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock for the purpose of any other lawful action or in order that the Corporation may make a determination of the stockholders of record for any other lawful purpose, the Board of Directors, in advance, may fix a date as the record date for any such determination. Such date shall not be more than fifty (50) days nor less than ten (10) days before the date of such meeting, nor more than fifty
     (50) days prior to the date of any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting taken pursuant to Section 6 of Article II; provided, however, that the Board of Directors, in its discretion, may fix a new record date for the adjourned meeting.

              Section 5.       Lost, Stolen or Destroyed Certificate.    The
     Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion, may require as a condition precedent to issuance that the owner of such lost, stolen or destroyed certificate, or his or her legal representative, advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum, or other security in such form, as the Board may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.

                                     ARTICLE  IX

                                  GENERAL PROVISIONS

              Section 1.       Dividends.       Subject to the General
     Corporation Law of the State of Maryland and to any provisions of the Articles of Incorporation relating to dividends, dividends upon the outstanding capital stock of the Corporation may be declared by the Board

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     of Directors at any annual, regular or special meeting and may be paid in cash, in property or in shares of the Corporation's capital stock.

              Section 2.       Reserves.        The Board of Directors, in its
     sole discretion, may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish or vary such fund or funds.

              Section 3.       Fiscal Year.     The fiscal year of the
     Corporation shall be as determined from time to time by the Board of Directors.

              Section 4.       Seal.   The corporate seal shall have inscribed
     thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "State of Maryland."

              Section 5.       Amendment of the By-laws.         To the extent
     not prohibited by law, the Board of Directors shall have the power to make, alter and repeal these By-laws, and to adopt new by-laws, in all cases by an affirmative vote of a majority of the whole Board, provided that notice of the proposal to make, alter or repeal these By-laws, or to adopt new by-laws, is included in the notice of the meeting of the Board of Directors at which such action takes place.


                                    Certification

              We, Steven J. Guttman and J. Lynn Taylor, President and Secretary, respectively, of Street Retail, Inc., (the "Corporation"), DO HEREBY CERTIFY that the foregoing is a true and correct copy of the Corporation's By-laws as adopted by the Board of Directors of the Corporation on December 20, 1994.

     Attest:


     /s/J. Lynn Taylor                 /s/Steven J. Guttman
     --------------------------        ------------------------------
     Secretary                         President


     {Corporate Seal}










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